EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board of Directors
Sierra Wireless, Inc.

We consent to the use of our report dated February 29, 2016 with respect to the consolidated financial statements included in this annual report on Form 40-F.
We also consent to the incorporation by reference of such report in the Registration Statement (No. 333-210315) on Form S-8 of Sierra Wireless, Inc.

/s/ KPMG LLP
Chartered Professional Accountants

Vancouver, Canada
March 10, 2017